UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014 (May 23, 2014)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-44-0131-445-6159

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with its previously announced public offering of 5,000,000 units, each consisting of one ordinary share, no par value (the “Ordinary Shares”), and one warrant (“Warrants”) to purchase 0.8 of one Ordinary Share at an exercise price of $8.80 per whole Ordinary Share, Quotient Limited entered into a Warrant Agent Agreement dated May 23, 2014 (the “Warrant Agent Agreement”) with Continental Stock Transfer & Trust Co. (the “Warrant Agent”), which also acts as transfer agent for the Ordinary Shares, for Warrant Agent to act as warrant agent for the Warrants. The Warrants are exercisable beginning on July 24, 2014 and expire at 5:30 PM EST on October 25, 2015. A holder of Warrants may exercise them by delivering to the Warrant Agent at its corporate trust department located at 17 Battery Place, 8th Floor, New York, New York 10004 a duly executed notice of exercise form, paying to the Warrant Agent the applicable aggregate exercise price by wire transfer or cashier’s check drawn on a U.S. bank and, to the extent required, surrendering to the Warrant Agent such Warrants for cancellation within the applicable time periods provided for in the Warrants.

The foregoing description of the terms of the Warrant Agent Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Warrant Agent Agreement and form of Warrant attached thereto, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Warrant Agent Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Paul Cowan
Name: Paul Cowan
Title: Chief Executive Officer

Date: May 29, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Warrant Agent Agreement